                                                                   EXHIBIT 23.1




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference of our report dated July 31, 1995 on our audits of the consolidated financial statements of Prideco, Inc. and subsidiaries included in the Energy Ventures, Inc. Form 8-K/A dated August 17, 1995, as amended by Amendment No. 2 to the Form 8-K/A dated May 7, 1996, into the Company's previously filed Registration Statement File Nos. 33-31662, 33-56384, 33-56386, 33-65790, 33-77960 and 33-64349.


/s/ ARTHUR ANDERSEN LLP

Arthur Andersen LLP



Houston, Texas
May 7, 1996